Exhibit 99.1
Vu1 Corporation Names Dr. Scott C. Blackstone President and Chief Executive Officer

Seasoned industry executive brings public company leadership experience and successful track record of technology-based product commercialization

NEW YORK, April 27, 2011 /PRNewswire/ -- Vu1 Corporation (OTCBB:VUOC.ob - News), a developer and manufacturer of mercury-free, energy-efficient general illumination lighting technology, today announced that Dr. Scott C. Blackstone, PhD., has been named President and Chief Executive Officer, effective immediately.  Mr. Blackstone will work closely with Vu1's Chairman, William B. Smith, to refine and execute Vu1's longer-term operating model and commercialization strategy. At the same time, Vu1's former President & CEO, Philip G. Styles relocates to the Czech Republic to oversee manufacturing operations and new product development at the company's wholly-owned subsidiary, Sendio s.r.o. Mr. Styles remains a member of Vu1's Board of Directors.

Dr. Blackstone brings more than 30 years of electronic manufacturing and lighting industry experience to Vu1, ranging from research scientist to venture capitalist and founder and CEO of a publicly traded company. In 1991 Dr. Blackstone co-founded BCO Technologies (BCO), a supplier of integrated circuit wafers used for fabricating micromechanical optical devices for optical communications applications. He took the company public in 1997 and led the sale of the company to Analog Devices in 2000 and remained a senior executive through 2003.

Dr. Blackstone was also CEO and co-founder of Advanced Luminescence, Inc., a lighting technology company focused on carbon nanotube field emission technology and founder and Managing Partner of Great Bay Ventures, a NH-based investment and advisory firm, specializing in providing advisory and capital-raising support for early and growth-stage technology-driven companies. Dr. Blackstone is currently the executive Chairman of Apollo Systems Inc., a developer and manufacturer of print inspection products. He has a degree in electrical engineering from Cornell University and a PhD from IMEC in Leuven, Belgium. He has published over 50 papers and holds over 10 patents.

"I am pleased to welcome Scott to Vu1. Scott's proven technology company leadership, industry knowledge and commercialization experience will be invaluable as we build out our infrastructure and team to support monetization of Vu1's unique lighting technology and development of longer-term strategic growth plans," commented Vu1's Chairman William B. Smith.

"I have been following Vu1's progress and its unique, energy-efficient, mercury-free ESL technology for some time now," commented Scott C. Blackstone, Vu1's President and CEO.  "The market for energy efficient lighting alternatives is approaching a critical inflection point and Vu1 is well placed to capture the sizeable growth opportunity ahead. I am delighted to be a member of the Vu1 team at this exciting time and look forward to leading the Company."

About Vu1 Corporation

New York City-based Vu1 Corporation is dedicated to applying its technology to produce energy efficient, environmentally friendly lighting solutions worldwide. Vu1 has developed a new energy efficient light bulb to provide the consumer market with the first affordable, non-toxic light bulb with features consumers are demanding and not receiving from existing products. Learn more about Vu1 at www.Vu1.com. For the latest news, find Vu1 on Facebook and follow us on Twitter.

For investor inquiries, please contact Ian Bailey at (212) 359-9587 or Michael Polyviou at (913) 789-9978. For product enquiries, please contact: Integrated Sales Solutions at (678) 385-5385.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements including, but not limited to, our ability to obtain future funding required for our operations, the future demonstration and commercial availability of our light bulb, timing for bulb production and sales, manufacturing capability of our facility, future interest of channel partners and distributors, our strategic planning and business development plans, future applications of the technology, and the viability, pricing and acceptance of our products in the market. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those described in the forward-looking statements. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend"  and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, as well as the risks and other factors set forth in our periodic filings with the U.S. Securities and Exchange Commission (including our Form 10-K for the year ended December 31, 2010 and our other periodic reports as filed from time to time).